UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 29, 2021
CABOT OIL & GAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (281) 589-4600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	COG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Stockholders of Cabot Oil & Gas Corporation (the “Company”) held on Thursday, April 29, 2021, the Company’s stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on March 12, 2021. The certified vote results for each proposal were as stated below.
Proposal 1:    The following nominees for directors were elected to serve one-year terms expiring in 2022:

	FOR	WITHHELD	BROKER NON-VOTES
DOROTHY M. ABLES	339,788,461	5,971,330	11,466,895
RHYS J. BEST	285,215,897	60,543,894	11,466,895
ROBERT S. BOSWELL	330,638,470	15,121,321	11,466,895
AMANDA M. BROCK	340,765,021	4,994,770	11,466,895
PETER B. DELANEY	340,700,546	5,059,245	11,466,895
DAN O. DINGES	332,680,664	13,079,127	11,466,895
W. MATT RALLS	230,673,925	115,085,866	11,466,895
MARCUS A. WATTS	340,738,584	5,021,207	11,466,895

Proposal 2:    The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2021 was ratified:

FOR	AGAINST	ABSTAIN
334,677,914	22,453,461	95,311

Proposal 3:    The non-binding advisory vote on the compensation of the Company’s named executive officers was approved:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
325,623,781	19,562,458	573,552	11,466,895

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

By:	/s/ DEIDRE L. SHEARER
Deidre L. Shearer
Vice President, Administration and Corporate Secretary
Date: April 30, 2021

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